UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

TDX INDEPENDENCE FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TDX INDEPENDENCE FUNDS, INC.
Solicitation Script
Adjournment Meeting Date: December 30, 2009
Toll Free #: 1-866-615-7870

OUTBOUND CALL SCRIPT

Greeting:

Hello, is Mr./Ms. ____________ available please?

Hi Mr./Ms. ____________, my name is ____________ and I am calling on behalf of TDX Independence Funds on a recorded line. We recently sent you proxy material for the upcoming Special Meeting of Shareholders to be held on December 18, 2009 and have not received your proxy. The Special Meeting of Shareholders has adjourned to December 30, 2009 to give shareholders additional time to vote. The Board of Directors of TDX Independence Funds is recommending that you vote in favor of the proposal described in the proxy material. Would you like to vote along with the recommendations of the Board?

•	(If shareholder would like to vote)

For the record, would you please state your full name and mailing address?

Are you the beneficial owner on all shares?

Again, my name is ____________, a proxy voting specialist calling on behalf of TDX Independence Funds. Today’s date is _________ and the time is ______ Eastern Time.

Mr./Ms. ____________, I have recorded your (Favorable/Against/Abstain) vote, and will be sending you a written confirmation of your voting instructions. If you wish to make any changes you may contact us directly toll-free by calling 1-866-615-7870. Your vote is very important and your participation is greatly appreciated. Thank you and have a nice day/evening.

•	(If shareholder has not received the proxy material)

I can resend the material to you. Do you have an email address the material can be sent to? (If yes, type the email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script)

Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive the material shortly. Once you receive the material, you may contact us directly toll-free by calling 1-866-615-7870 to vote your shares or to answer any questions you may have. You may also vote your shares online at proxyvote.com using the control number that appears on the material that you will receive. Have a nice day/evening.

•	(If shareholder is not interested)

I am sorry for the inconvenience. If you would like, I can review the meeting agenda with you right now and would be happy to answer any questions you may have. Would you like me to do so?

	–	(If yes) At the Special Meeting of Shareholders, shareholders will vote on a proposal to approve a new Sub-Advisory Agreement between XShares Advisors LLC and TDAM USA Inc.

	–	The Board of Directors of TDX Independence Funds is recommending that shareholders vote in favor of this important proposal, which is described in the proxy material. Would you like to vote along with the recommendations of the Board? (follow script “If shareholder would like to vote,” above)

	–	(If no) Please be aware that as a shareholder, your vote is very important. When you have a few moments, please review the proxy material. Once you have reviewed the material, you may contact us directly toll-free by calling 1-866-615-7870 to vote your shares or to answer any questions you may have. You may also vote your shares online at proxyvote.com using the control number that appears on the material.

	–	Your vote is very important and your time is greatly appreciated. Thank you and have a nice day/evening.

ANSWERING MACHINE MESSAGE SCRIPT

Hello, my name is ____________________ and I am a proxy voting specialist calling on behalf of TDX Independence Funds. You should have recently received proxy material concerning the Special Meeting of Shareholders to be held on December 18, 2009. The Special Meeting of Shareholders has adjourned to December 30, 2009.

Your participation is very important. To vote over the telephone, you may contact us directly toll-free by calling 1-866-615-7870 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 a.m. to 9:00 p.m. and Saturday 10:00 a.m. to 6:00 p.m. Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of TDX Independence Funds. You should have recently received proxy material concerning the Special Meeting of Shareholders to be held on December18, 2009. The Special Meeting of Shareholders has adjourned to December 30, 2009.

Your participation is very important. To vote over the telephone, you may contact us directly toll-free by calling 1-866-615-7870 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 a.m. to 9:00 p.m. and Saturday 10:00 a.m. to 6:00 p.m. Eastern Time. Voting takes just a few moments and will benefit all shareholders.

INBOUND - CLOSED RECORDING

Thank you for calling the Broadridge Proxy Services Center for TDX Independence Funds. Our offices are now closed. Please call us back during our normal business hours Monday through Friday, 9:30 a.m. to 9:00 p.m. and Saturday 10:00 a.m. to 6:00 p.m. Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Broadridge Proxy Services Center for TDX Independence Funds. Our proxy voting specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

Thank you for calling the Broadridge Proxy Services Center for TDX Independence Funds. The shareholder meeting has been held and, as a result, this toll-free number is no longer in service for proxy related shareholder calls. If you have questions about TDX Independence Funds, please contact your Financial Advisor or call TDX Independence Funds directly toll-free at 1-800-925-2870. Thank you for investing with TDX Independence Funds.